Exhibit 10.20

SIXTH AMENDMENT TO NEWPORT GRAND MASTER VIDEO LOTTERY TERMINAL CONTRACT

This Agreement (this “Agreement”) is made and entered into as of this 12th day of March, 2018, and effective as set forth in Section 3 below, is by and among the Division of Lotteries of the Rhode Island Department of Revenue, an agency of the State of Rhode Island, with its principal address at 1425 Pontiac Avenue, Cranston, Rhode Island 02920 (the “Division”) and Premier Entertainment II, LLC d/b/a Newport Grand, a Delaware limited liability company, with its principal address at 150 Admiral Kalbfus Road, Newport, Rhode Island 02840 (“Premier”) and Twin-River-Tiverton, LLC, a Delaware limited liability company with its principal address at 100 Twin River Road, Lincoln, Rhode Island 02865 (“Twin River-Tiverton”).

Among other things, this Agreement constitutes the Sixth Amendment (the “Newport Grand Sixth Amendment”) to that certain Master Video Lottery Terminal Contract by and between the Division and Premier’s predecessor in interest dated as of November 23, 2005 (the “Original Newport Grand Master Contract”), as amended by that certain Amendment dated January 25, 2006 (the “Newport Grand Amendment”), that certain First Amendment to Master Video Lottery Terminal Contract dated December 21, 2010 (the “Newport Grand First Amendment”), that certain Second Amendment to Master Video Lottery Terminal Contract dated May 31, 2012 (the “Newport Grand Second Amendment”), that certain Third Amendment to Master Video Lottery Terminal Contract dated May 1, 2013 (the “Newport Grand Third Amendment”), that certain Assignment and Assumption of Master Video Lottery Terminal Contract by and between Newport Grand, L.L.C., as assignor and Premier, as assignee, and, solely for the purposes of Section 10 thereof, the Division, dated July 14, 2015 (“Newport Grand Assignment”), that certain Fourth Amendment to Master Video Lottery Terminal Contract dated July 14, 2015 (the “Newport Grand Fourth Amendment”) and that certain Fifth Amendment to Master Video Lottery Terminal Contract dated May 2, 2017 (the “Newport Grand Fifth Amendment”). The Original Newport Grand Contract, as amended by the Newport Grand Amendment and by the First, Second, Third, Fourth and Newport Grand Fifth Amendments, and as assigned pursuant to the Newport Grand Assignment, is referred to herein as the “Newport Grand Master Contract.”

The Division, Premier and Twin River-Tiverton are referred to herein collectively as the “Parties,” and individually, as a “Party.”

Any capitalized terms used in this Agreement but not defined herein shall have the meanings given them in Article 8, Section 4 of the “2017 Budget Act” (as defined in recital A below, and if not defined therein, in the Newport Grand Master Contract). (A copy of Article 8 of the 2017 Budget Act is attached hereto as Exhibit 1.)

RECITALS:

A.           WHEREAS, during the 2017 Legislative Session of the Rhode Island General Assembly, the State of Rhode Island enacted into law 2017 – H 5175 Substitute A, as amended, entitled “An Act Relating to Making Appropriations for the Support of the State for the Fiscal Year ending June 30, 2018,” which Act was signed into law by the Governor of Rhode Island on August 3, 2017 (the “2017 Budget Act”); and

B.           WHEREAS, Section 6 of Article 8 of the 2017 Budget Act, among other things, authorized and directed the Division to enter into with “Newport Grand” (defined to mean Premier and its permitted successors and assigns under the Newport Grand Master Contract) a Sixth Amendment to the Newport Grand Master Contract to effectuate the purposes of said Section 6 of Article 8 of the 2017 Budget Act, which amendment is contained in this Agreement; and

C.           WHEREAS, the Division and IGT Global Solutions Corporation, a Delaware corporation formerly known as GTECH Corporation (“IGT”), are parties to that certain Master Contract dated as of May 12, 2003 (the “Original IGT Master Contract”), as such Original IGT Master Contract has been amended, modified and/or clarified by various amendments, letters, waivers and releases, including by a Fifth Amendment to Master Contract dated July 31, 2014 (the “IGT Fifth Amendment”) and a Sixth Amendment to the Master Contract dated June 30, 2016 (the “IGT Sixth Amendment”). (The Original IGT Master Contract, as amended, modified and/or clarified as of the date of this Agreement – i.e., through and including the “IGT Seventh Amendment,” as defined below – is referred to herein as the “IGT Master Contract”); and

D.           WHEREAS, Premier is the successor to Newport Grand, L.L.C. under the Newport Grand Master Contract; and

E.           WHEREAS, Twin River-Tiverton will own the gaming facility (now under construction) located in the town of Tiverton, Rhode Island, at the intersection of William S. Canning Boulevard and Stafford Road (the “Tiverton VLT Facility”) and, when licensed by the Division and the Rhode Island Department of Business Regulation, Division of Commercial Licensing and Gaming and Athletics, Twin River-Tiverton will be the successor to Premier under the Newport Grand Master Contract, and will host at such Tiverton VLT Facility video lottery games and casino gaming operated by the Division; and

F.           WHEREAS, pursuant to the IGT Fifth Amendment, as more specifically set forth therein, with respect to the time after the effective date thereof, IGT waived any and all rights, remedies, claims and causes of action against the Division arising from or in connection with the Initial Promotional Points Program and/or the Supplementary Promotional Points Program for the gaming facility owned by UTGR, Inc., a Delaware corporation with its principal address at 100 Twin River Road Lincoln, Rhode Island 02865 (“UTGR”), located in Lincoln, Rhode Island (“Twin River VLT Facility” or “Twin River”); provided however, that IGT reserved all rights, remedies, claims and causes of action against the Division arising from or in connection with any issuance of Promotional Points pursuant to the Initial Promotional Points Program and/or the Supplementary Points Program for Twin River in a State fiscal year in excess of the sum of (i) ten percent (10%) of the amount of “Net Terminal Income” (as defined in§ 42-61.2-1 of the Rhode Island General Laws), of Twin River for the prior State fiscal year and (ii) $750,000; and

G.           WHEREAS, pursuant to the IGT Fifth Amendment, as more specifically set forth therein, with respect to the time after the effective date thereof: IGT waived any and all rights, remedies, claims and causes of action against the Division arising from or in connection with the Initial Promotional Points Program and/or the Supplementary Points Program for the Newport Grand VLT Facility; and

H.           WHEREAS, the Division and IGT entered into a Seventh Amendment to the IGT Master Contract dated as of July 1, 2017 (the “IGT Seventh Amendment”). (A copy of the IGT Seventh Amendment is attached here to as Exhibit 2.)

NOW, THEREFORE, pursuant to Article 8 of the 2017 Budget Act, in consideration of the recitals above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises, covenants, obligations and conditions herein contained, the Division, Premier and Twin River-Tiverton hereby agree as follows:

1.	Amendments to the Newport Grand Supplementary Promotional Points Program.

1.1	Pursuant to Section 6 of Article 8 of the 2017 Budget Act, the Supplementary Promotional Points Program applicable to Newport Grand, which is in addition to the Initial Promotional Points Program, shall be amended so that Newport Grand may distribute to customers and prospective customers Promotional Points up to but not more than sixteen percent (16%) of Newport Grand Net Terminal Income for the Prior Marketing Year. For avoidance of doubt, as a result of the foregoing amendment, the approved amount of Promotional Points that may be distributed by Newport Grand pursuant to the Initial and Supplementary Promotional Points Programs, in the aggregate, may be up to but not more than twenty percent (20%) of the amount of Net Terminal Income of Newport Grand for the Prior Marketing Year, plus an additional seven hundred fifty thousand dollars ($750,000), subject however, to Sections 1.3 and 1.4 below. The terms and conditions of the Initial and Supplementary Promotional Points Programs applicable to Newport Grand shall be established from time to time by the Division, and such terms and conditions shall include, without limitation, a State fiscal year audit of the program, the cost of which audit shall be borne by Newport Grand.

1.2	For the avoidance of doubt, the provisions of Section 1.1 above supersede and replace any provisions of the Newport Grand Master Contract that are inconsistent with Section 1.1 above.

1.3	Notwithstanding the foregoing or anything in the general or public laws to the contrary, including the provisions of Section 1.1 or any other provision herein, nothing shall prohibit Newport Grand, with prior approval from the Division, from spending additional funds on the Initial and/or Supplementary Promotional Points Programs (i.e., distributing to customers and prospective customers Promotional Points in amounts in excess of the amounts initially approved by the Division with respect to the Initial and/or Supplementary Promotional Points Program), even if such additional amounts exceed four percent (4%) of Newport Grand Net Terminal Income for the Prior Marketing Year plus seven hundred fifty thousand dollars ($750,000) in regard to the Initial Promotional Points Program for Newport Grand, or exceed sixteen percent (16%) of Newport Grand Net Terminal Income for the Prior Marketing Year in regard to the Supplementary Promotional Points Program for Newport Grand, or exceed twenty percent (20%) of Newport Grand Net Terminal Income for the Prior Marketing Year plus seven hundred fifty thousand dollars ($750,000) in regard to the Newport Grand Initial and Supplementary Promotional Points Programs in the aggregate; provided however, that the expense of any such additional spending on Promotional Points shall be borne by Newport Grand, subject to Section 1.4 below.

1.4	Notwithstanding any prior public or general law, rule, regulation or policy to the contrary, Newport Grand shall remit to the Division the amount of any funds spent by Newport Grand in excess of the amounts initially approved by the Division with respect to the Initial and/or Supplementary Promotional Points Programs – i.e., distributions to customers and prospective customers of Promotional Points in excess of the amounts initially approved by the Division for the Initial and/or Supplementary Promotional Points Program, all pursuant to Section 1.3 above – and the Division shall distribute such funds to the entities (including Newport Grand) entitled to a portion (or percent) of Net Terminal Income generated at Newport Grand pursuant to §42-61.2-7 of the Rhode Island General Laws, paying to each such entity (including Newport Grand) that portion of the funds that is equal to its portion (or percent) of Net Terminal Income generated at Newport Grand as set forth in §42-61.2-7 of the Rhode Island General Laws.

1.5	The Newport Grand Master Contract shall be, and hereby is, amended to conform the Newport Grand Master Contract to the amendments made by Section 2 of the 2017 Budget Act to §42-61.2-7 of the Rhode Island General Laws. More specifically, the Newport Grand Contract shall be, and hereby is, amended such that the last sentence of Section 3.1 of the Newport Grand Fourth Amendment shall be replaced with the following: “The increase in rate of net terminal income payable to Newport Grand provided for in this Section 3.1 shall sunset and expire upon the commencement of the operation of casino gaming at Twin River-Tiverton’s Facility located in the town of Tiverton, and the rate in effect as of June 30, 2013 shall be reinstated, and payable to the licensed entity hosting the casino gaming at such Tiverton facility.”

1.6	Except to the extent amended and/or clarified pursuant to Sections 1.1 through 1.5 above, the terms, provisions and conditions of the Newport Grand Master Contract, including without limitation those terms, provisions and conditions relating to the Initial Promotional Points Program, the Supplementary Promotional Points Program and the Marketing Program relating to Newport Grand, shall remain in full force and effect. If there is a conflict between any provision of the Newport Grand Master Contract and Article 8 of the 2017 Budget Act, the provisions of Article 8 of the 2017 Budget Act control.

1.7	This Section 1 of this Agreement, and Sections 3 through 13 to the extent applicable to this Section 1, shall take effect as of April 1, 2017, except that the amendment made pursuant to Section 1.5, and Sections 3 through 13 to the extent applicable to Section 1.5, shall take effect pursuant to its terms.

2.	UTGR/Twin River-Tiverton “Make Whole” Provisions.

2.1	Pursuant to the IGT Seventh Amendment attached hereto as Exhibit 2, the Division and IGT entered into certain agreements regarding (i) the deployment of “Premium VLTs” (as defined in the IGT Seventh Amendment) at the Twin River VLT Facility and/or the Tiverton VLT Facility (collectively, the “Gaming Facilities”) pursuant to subsection 4(a) of such IGT Seventh Amendment; (ii) IGT’s waiver of certain rights, remedies, claims and causes of action against the Division arising from or in connection with Promotional Points Programs for the Gaming Facilities pursuant to subsection 4(b) of such IGT Seventh Amendment; (iii) compensation payable by the Division to IGT pursuant to subsection 4(c) of such IGT Seventh Amendment; and possible adjustments to the Promotional Points Programs at Twin River and/or the Tiverton VLT Facility pursuant to subsections 4(d) and 4(e) of such IGT Seventh Amendment.

2.2	For each of the Premium VLTs deployed by IGT at the Tiverton Facility as contemplated in Section 2.1 above pursuant to the IGT Seventh Amendment, Twin River-Tiverton agrees that the Division may deduct from Twin River-Tiverton’s share of Net Terminal Income, amounts equal to the additional compensation due to IGT pursuant to subsections 4(a) and 4(c) of the IGT Seventh Amendment, and the Division shall use such deducted amounts to compensate IGT pursuant to said subsections 4(a) and 4(c) of such IGT Seventh Amendment.

2.3	The Division represents and warrants to Twin River Tiverton that the amounts deducted from Twin River-Tiverton’s share of Net Terminal Income as described in Section 2.2 above shall reimburse the Division in full for all compensation due to IGT in connection with (i) the Premium VLTs provided and installed by IGT at the Tiverton Facility, and (ii) IGT’s waivers of rights described in subsection 4(b) of the IGT Seventh Amendment.

2.4	The Division will consult with Twin River-Tiverton in regard to which Gaming Facility (Twin River and/or the Tiverton Facility) and the location within such Gaming Facility where Premium VLTs will be installed by IGT and operated by the Division; however, the Division will make the final decision with respect to the locations where VLTs will be installed by IGT and operated by the Division.

2.5	A. Effective once the Newport Grand VLT Facility in Newport closes and the Tiverton VLT Facility opens hosting state-operated video lottery games and casino gaming, the amount of Promotional Points that Newport Grand (which is defined in the 2017 Budget Act so as to include Twin River-Tiverton) may issue pursuant to the Supplementary Promotional Points Program applicable to the Tiverton VLT Facility (as such program is amended pursuant to this Agreement) shall be up to but not exceed eight and one-half percent (8.5%) of the amount of Net Terminal Income of the Tiverton VLT Facility for the Prior Marketing Year, the exact amount of each increase (within such cap) to be determined by the Division in response to written requests from Newport Grand. Accordingly, and for the avoidance of doubt, effective once the Newport Grand VLT Facility in Newport closes and the Tiverton VLT Facility opens hosting state-operated video lottery games and casino gaming, the amount of Promotional Points that Tiverton VLT Facility may issue, in the aggregate, pursuant to the Initial and Supplementary Promotional Points Programs applicable to the Tiverton VLT Facility (as the Supplementary Promotional Points Program is amended pursuant to this Agreement) shall be up to but not exceed twelve and one-half percent (12.5%) of the amount of Net Terminal Income of the Tiverton VLT Facility for the Prior Marketing Year, plus an additional seven hundred fifty thousand dollars ($750,000).

B. Where this Agreement requires calculation of the Net Terminal Income of the Tiverton VLT Facility for the “Prior Marketing Year” (defined in the 2017 Budget Act as the prior state fiscal year), if the Tiverton VLT Facility was not operating throughout all of the Prior Marketing Year, the Net Terminal Income of the Tiverton VLT Facility for the Prior Marketing Year shall be deemed to equal:

(i)          the product of (A) the ratio of the amount of Net Terminal Income of the Tiverton VLT Facility for such state fiscal year to the number of days that the Division has operated video lottery games at the Tiverton VLT Facility during such state fiscal year and (B) 365 (if the Division commenced operating video lottery games at the Tiverton VLT Facility before April 1 of such state fiscal year); or

(ii)         fifty percent (50%) of the sum of the amount of Net Terminal Income of the Newport Grand VLT Facility in Newport for such state fiscal year and the amount of Net Terminal Income of Twin River for such state fiscal year (if the Division commenced operating video lottery games at the Tiverton VLT Facility on or after April 1 of such state fiscal year).

C.           Except as provided in the Newport Grand Master Contract, as amended by this Agreement, Promotional Points applicable to the Tiverton VLT Facility shall be issued pursuant to the terms and conditions of the Initial and Supplementary Promotional Points Programs applicable to the Tiverton VLT Facility established from time to time by the Division, and such terms and conditions shall include, without limitation, a State fiscal year audit of the program, the cost of which audit shall be borne by Newport Grand.

D.           For the avoidance of doubt, the cap on the issuance of Promotional Points contained in this Section 2.5 governs over any inconsistent provisions contained in Section 1.

2.6	For the avoidance of doubt, prior to the closing of the Newport Grand VLT Facility in Newport, with respect to the Initial Promotional Points Program and the Supplementary Promotional Points Program applicable to said Newport Grand VLT Facility in Newport, the amount of Promotional Points that Newport Grand may issue pursuant to the Newport Grand Supplementary Promotional Points Program (as amended pursuant to this Agreement) shall be up to but not exceed sixteen percent (16%) of the amount of Net Terminal Income of the Newport Grand VLT Facility in Newport for the Prior Marketing Year, the exact amount of each increase (within such cap) to be determined by the Division in response to written requests from Newport Grand. Accordingly, and for the avoidance of doubt, until the closing of the Newport Grand VLT Facility in Newport, the aggregate amount of Promotional Points that Newport Grand may issue with respect to that facility, in the aggregate, pursuant to the Initial and Supplementary Promotional Points Programs applicable to the Newport Grand VLT Facility in Newport (as the Supplementary Promotional Points Program is amended pursuant to this Agreement) shall be up to but not exceed twenty percent (20%) of the amount of Net Terminal Income of the Newport Grand VLT Facility in Newport for the Prior Marketing Year, plus an additional seven hundred fifty thousand dollars ($750,000).

2.7	Twin River-Tiverton and/or UTGR may make one or more written requests to the Division that the caps on the Initial Promotional Points Program and/or the Supplementary Promotional Points Program applicable to the Tiverton VLT Facility and/or the Twin River VLT Facility, be increased, in the case of each Gaming Facility, as applicable, in an amount not to exceed the sum of (A) fifteen percent (15%) of the amount of Net Terminal Income of the applicable Gaming Facility for the prior State fiscal year and (B) $750,000. If (i) the Division agrees to increase the cap(s) as aforesaid and (ii) IGT agrees with the Division as contemplated in subsection 4(d) of the IGT Seventh Amendment, then (A) the Division shall cause IGT to deploy additional Premium VLTs in accordance with subsection 4(d)(i) of the IGT Seventh Amendment, (B) the Division shall pay IGT additional compensation for such additional Premium VLTs pursuant to subsection 4(d)(iii) of the IGT Seventh Amendment, (C) the Division shall be made whole in respect of such additional compensation paid by the Division to IGT by deducting the amount of such additional compensation paid IGT from Twin River-Tiverton’s (and/or UTGR’s, as applicable) share of Net Terminal Income, and (D) Twin River-Tiverton (and/or UTGR, as applicable) shall be allowed to issue Promotional Points for the Tiverton VLT Facility (and/or the Twin River VLT Facility, as applicable) in the agreed-upon increased amount(s).

2.8	In the event the Division and Twin River-Tiverton (and/or UTGR, as applicable) and IGT agree to increase the caps to the Initial Promotional Points Program and/or Supplemental Promotional Points Program applicable to the Tiverton VLT Facility (and/or the Twin River VLT Facility), as described in Section 2.7 above, the Division and Twin River-Tiverton (and/or UTGR), as soon as commercially reasonable, shall enter into appropriate agreements (or amendments to existing agreements) to the extent necessary to memorialize all appropriate terms and conditions related to such agreement to the extent not set forth above.

2.9	It is contemplated that, in the future, the Division, IGT, UTGR and Twin River-Tiverton may agree that the caps on the Initial Promotional Points Program and the Supplementary Promotional Points Program applicable to the Tiverton VLT Facility and/or the Twin River VLT Facility may be increased, in each case, above the sum, in the aggregate, of (A) fifteen percent (15%) of the amount of Net Terminal Income of the applicable Gaming Facility for the prior State fiscal year and (B) $750,000, but not in excess of the sum of (a) twenty percent (20%) of the amount of Net Terminal Income of the applicable Gaming Facility for the prior State fiscal year and (b) $750,000. Any such increase would require agreement among the Division, IGT, UTGR and Twin River-Tiverton.

3.	Effectiveness of this Agreement.

Except as otherwise expressly stated in this Agreement, the provisions of this Agreement shall take effect on July 1, 2017.

MISCELLANEOUS PROVISIONS:

4.          This Agreement contains the entire agreement of the Parties and supersedes and replaces all prior understandings or agreements (if any), oral or written, with respect to the subject matter hereof. For the avoidance of doubt, if and to the extent any provision of this Agreement conflicts with the Newport Grand Master Contract, the provision of this Agreement shall control.

5.          Except to the extent amended and/or clarified pursuant to this Agreement, the terms, provisions and conditions of the Newport Grand Master Contract, remain in full force and effect, enforceable in accordance with their terms.

6.          This Agreement shall not be amended except by a writing of subsequent date hereto, executed by duly authorized representatives of the Parties hereto.

7.          This Agreement shall not be assigned by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

8.          This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto, and each of their respective successors and permitted assigns.

9.          The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Agreement or any part thereof, or the right of any other Party thereafter to enforce each and every provision.

10.         The illegality, invalidity or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision, and to this end the provisions hereof are declared to be severable. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid or unenforceable, that provision of this Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

11.         Each Party warrants to the others that it is authorized to execute and deliver this Agreement and to perform the obligations set forth herein, and the persons executing this Agreement on behalf of such Party are authorized to do so.

12.         This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Rhode Island, without regard to conflict of law principles. The Parties agree that any suit for the enforcement of this Agreement may be brought in the courts of the State of Rhode Island or any federal court sitting therein and consent to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Parties at the addresses set forth for the Parties above. The Parties hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

13.         This Agreement may be executed in one or more counterparts each of which shall be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized representatives.

STATE LOTTERY DIVISION OF THE STATE OF RHODE ISLAND DEPARTMENT OF REVENUE

By:	/s/ Gerald S. Aubin
Gerald S. Aubin
Director

PREMIER ENTERTAINMENT II, LLC

By:	/s/ Craig Eaton
Craig Eaton
Sr. VP and General Counsel

TWIN RIVER-TIVERTON, LLC

By:	/s/ Craig Eaton
Craig Eaton
Sr. VP and General Counsel

Exhibit 1

ARTICLE 8 AS AMENDED

RELATING TO TAXES AND REVENUES

SECTION 1. Purpose. The general assembly hereby finds that:

(a)          The Twin River gaming facility in the town of Lincoln, the Newport Grand gaming facility, in the town of Newport, and, once operational, the gaming facility owned by Twin River-Tiverton in the town of Tiverton (the “Tiverton Gaming Facility,” and, collectively with the other two (2) gaming facilities, the “Gaming Facilities”) are important sources of revenue for the state of Rhode Island. Indeed, revenues generated from state-operated gaming in Rhode Island constitute the third largest source of revenue to the state, behind only revenue generated from income taxes and sales and use taxes.

(b)          In an increasingly competitive gaming market, it is imperative that action be taken to preserve and protect the state’s ability to maximize revenues at the Facilities, and in particular to expand critical revenue-driving promotional and marketing programs through legislative authorization and necessary amendments to contracts, previously authorized by the general assembly, to position the promotional and marketing programs for long-term success.

(c)          Accordingly, the purpose of this act is to help enhance the revenues generated by the Facilities in order to maximize the public’s share of revenue generated by them for the state of Rhode Island. It is the intent of the general assembly that this act, being necessary for the welfare of the state and its citizens, be liberally construed so as to effectuate its purposes, including without limitation, the State’s attempt to enhance the ability of the Facilities to generate revenue. The inclusion of the Tiverton Gaming Facility within the scope of this act is based on the fulfilment in 2016 of the requirements of Article VI, Section 22 of the Rhode Island Constitution with respect to that facility, namely that:

(i)          The Rhode Island secretary of state has certified that the qualified voters of the state have approved authorizing a facility owned by Twin River-Tiverton located at the intersection of William S. Canning Boulevard and Stafford Road in the town of Tiverton to be licensed as a pari-mutuel facility and offer state-operated video lottery games and state-operated casino gaming, such as table games; and

(ii)         The board of canvassers of the town of Tiverton has certified that the qualified electors of the town of Tiverton have approved authorizing a facility owned by Twin River-Tiverton located at the intersection of William S. Canning Boulevard and Stafford Road in the town of Tiverton to be licensed as a pari-mutuel facility and offer state-operated video lottery games and state-operated casino gaming, such as table games.

SECTION 2. Section 42-61.2-7 of the General Laws in Chapter 42-61.2 entitled “Video-Lottery Terminal” is hereby amended to read as follows:

42-61.2-7. Division of revenue.

(a)          Notwithstanding the provisions of 42-61-15, the allocation of net, terminal income derived from video-lottery games is as follows:

(1)         For deposit in the general fund and to the state lottery division fund for administrative purposes: Net, terminal income not otherwise disbursed in accordance with subdivisions (a)(2) – (a)(6) inclusive, or otherwise disbursed in accordance with subsections (g)(2) and (h)(2):

(i)          Except for the fiscal year ending June 30, 2008, nineteen one hundredths of one percent (0.19%), up to a maximum of twenty million dollars ($20,000,000), shall be equally allocated to the distressed communities as defined in §45-13-12 provided that no eligible community shall receive more than twenty-five percent (25%) of that community’s currently enacted municipal budget as its share under this specific subsection. Distributions made under this specific subsection are supplemental to all other distributions made under any portion of general laws §45-13-12. For the fiscal year ending June 30, 2008, distributions by community shall be identical to the distributions made in the fiscal year ending June 30, 2007, and shall be made from general appropriations. For the fiscal year ending June 30, 2009, the total state distribution shall be the same total amount distributed in the fiscal year ending June 30, 2008, and shall be made from general appropriations. For the fiscal year ending June 30, 2010, the total state distribution shall be the same total amount distributed in the fiscal year ending June 30, 2009, and shall be made from general appropriations, provided, however, that seven hundred eighty-four thousand four hundred fifty-eight dollars ($784,458) of the total appropriation shall be distributed equally to each qualifying distressed community. For each of the fiscal years ending June 30, 2011, June 30, 2012 and June 30, 2013, seven hundred eighty-four thousand four hundred fifty-eight dollars ($784,458) or the total appropriation shall be distributed equally to each qualifying distressed community.

(ii)         Five one hundredths of one percent (0.05%), up to a maximum or five million dollars ($5,000,000). shall be appropriated to property tax relief to fully fund the provisions of §44-33-2.1. The maximum credit defined in subdivision 44-33-9(2) shall increase to the maximum amount to the nearest five dollar ($5.00) increment within the allocation until a maximum credit of five hundred dollars ($500) is obtained. In no event shall the exemption in any fiscal year be less than the prior fiscal year.

(iii)        One and twenty-two one hundredths of one percent (1.22%) to fund §44-34.1-1, entitled “Motor Vehicle and Trailer Excise Tax Elimination Act of 1998”, to the maximum amount to the nearest two hundred fifty dollar ($250) increment within the allocation. In no event shall the exemption in any fiscal year be less than the prior fiscal year.

(iv)        Except for the fiscal year ending June 30, 2008, ten one hundredths of one percent (0.10%), to a maximum of ten million dollars ($10,000,000), for supplemental distribution to communities not included in subsection (a)(l)(i) distributed proportionately on the basis or general revenue sharing distributed for that fiscal year. For the fiscal year ending June 30, 2008, distributions by community shall be identical to the distributions made in the fiscal year ending June 30, 2007, and shall be made from general appropriations. For the fiscal year ending June 30, 2009, no funding shall be disbursed. For the fiscal year ending June 30, 2010, and thereafter, funding shall be determined by appropriation.

(2)         To the licensed, video-lottery retailer:

(a) (i)          Prior to the effective date of the Newport Grand Master Contract, Newport Grand twenty-six percent (26%) minus three hundred eighty-four thousand nine hundred ninety-six dollars ($384,996);

(ii)         On and after the effective date of the Newport Grand Master Contract, to the licensed, video-lottery retailer who is a party to the Newport Grand Master Contract, all sums due and payable under said Master Contract, minus three hundred eighty-four thousand nine hundred ninety-six dollars ($384,996).

(iii)        Effective July 1, 2013, the rate of net, terminal income payable to the licensed, video-lottery retailer who is a party to the Newport Grand Master Contract shall increase by two and one quarter percent (2.25%) points. The increase herein shall sunset and expire on June 30, 2015, and the rate in effect as of June 30, 2013, shall be reinstated.

(iv) (A)         Effective July 1, 2015, the rate of net terminal income payable to the licensed video-lottery retailer who is a party to the Newport Grand Master Contract shall increase over the rate in effect as of June 30, 2013, by one and nine-tenths (1.9) percentage points (i.e., x% plus 1.9 percentage points equals (x + 1.9)%, where “x%” is the current rate of net terminal income payable to the licensed, video-lottery retailer who is a party to the Newport Grand Master Contract). The dollar amount of additional net, terminal income paid to the licensed, video-lottery retailer who is a party to the Newport Grand Master Contract with respect to any Newport Grand Marketing Year as a result of such increase in rate shall be referred to as “Additional Newport Grand Marketing NTI.”

(B)         The excess, if any, of marketing expenditures incurred by the licensed, video-lottery retailer who is a party to the Newport Grand Master Contract with respect to a Newport Grand Marketing Year over one million four hundred thousand dollars ($1,400,000) shall be referred to as the “Newport Grand Marketing Incremental Spend.” Beginning with the Newport Grand Marketing Year that starts on July 1, 2015, after the end of each Newport Grand Marketing Year, the licensed, video-lottery retailer who is a party to the Newport Grand Master Contract shall pay to the Division the amount, if any, by which the Additional Newport Grand Marketing NTI for such Newport Grand Marketing Year exceeds the Newport Grand Marketing incremental Spend for such Newport Grand Marketing Year; provided however, that such video-lottery retailer’s liability to the Division hereunder with respect to any Newport Grand Marketing Year shall never exceed the Additional Newport Grand Marketing NTI paid to such video-lottery retailer with respect to such Newport Grand Marketing Year.

The increase in subsection 2(a)(iv) shall sunset and expire upon the commencement of the operation of the casino gaming at Twin River-Tiverton’s facility located in the town of Tiverton, and the rate in effect as of June 30, 2013 shall be reinstated.

(b) (i)          Prior to the effective date of the UTGR master contract, to the present, licensed, video-lottery retailer at Lincoln Park, which is not a party to the UTGR, master contract, twenty-eight and eighty-five one hundredths percent (28.85%), minus seven hundred sixty-seven thousand six hundred eighty-seven dollars ($767,687);

(ii)         On and after the effective date of the UTGR master contract, to the licensed, video-lottery retailer that is a party to the UTGR master contract, all sums due and payable under said master contract minus seven hundred sixty-seven thousand six hundred eighty-seven dollars ($767,687);

(3) (i)          To the technology providers that are not a party to the GTECH Master Contract as set forth and referenced in PL 2003, CH. 32, seven percent (7%) of the net, terminal income of the provider’s terminals; in addition thereto. technology providers that provide premium or licensed proprietary content or those games that have unique characteristics, such as 3D graphics; unique math/game play features; or merchandising elements to video-lottery terminals may receive incremental compensation, either in the form of a daily fee or as an increased percentage, if all of the following criteria are met:

(A)         A licensed, video-lottery retailer has requested the placement of premium or licensed proprietary content at its licensed, video-lottery facility;

(B)         The division of lottery has determined in its sole discretion that the request is likely to increase net, terminal income or is otherwise important to preserve or enhance the competitiveness of the licensed, video-lottery retailer;

(C)         After approval of the request by the division of lottery, the total number of premium or licensed, proprietary-content video-lottery terminals does not exceed ten percent (10%) of the total number of video-lottery terminals authorized at the respective licensed, video-lottery retailer; and

(D)         All incremental costs are shared between the division and the respective licensed, video-lottery retailer based upon their proportionate allocation of net terminal income. The division of lottery is hereby authorized to amend agreements with the licensed, video-lottery retailers, or the technology providers, as applicable. to effect the intent herein.

(ii)         To contractors that are a party to the master contract as set forth and referenced in PL 2003, CH. 32, all sums due and payable under said master contract; and

(iii)        Notwithstanding paragraphs (i) and (ii), there shall be subtracted proportionately from the payments to technology providers the sum of six hundred twenty-eight thousand seven hundred thirty-seven dollars ($628,737).

(4) (A)         Until video-lottery games are no longer operated at the Newport Grand gaming facility located in Newport, to the city of Newport one and one hundredth percent (1.01%) of net terminal income of authorized machines at Newport Grand, except that effective November 9, 2009, until June 30, 2013, the allocation shall be one and two tenths percent (1.2%) of net terminal income of authorized machines at Newport Grand for each week the facility operates video-lottery games on a twenty-four-hour (24) basis for all eligible hours authorized; and

(B)         Upon commencement of the operation of video-lottery games at Twin River-Tiverton’s facility located in the town of Tiverton, to the town of Tiverton one and forty-five hundredths percent (1.45%) of net terminal income of authorized machines at the licensed, video-lottery retailer’s facility located in the town of Tiverton, subject to subsection (g)(2); and

(C)         To the town of Lincoln, one and twenty-six hundredths percent (1.26%) of net terminal income of authorized machines at Twin River except that:

(i)          Effective November 9, 2009, until June 30, 2013, the allocation shall be one and forty-five hundredths percent (1.45%) of net terminal income of authorized machines at Twin River for each week video-lottery games arc offered on a twenty-four-hour (24) basis for all eligible hours authorized; and

(ii)         Effective July 1, 2013, provided that the referendum measure authorized by PL 2011, Ch. 151, Sec. 4, is approved statewide and in the Town of Lincoln, the allocation shall be one and forty-five hundredths percent (1.45%) of net terminal income of authorized video-lottery terminals at Twin River, subject to subsection (h)(2); and

(5)         To the Narragansett Indian Tribe, seventeen hundredths of one percent (0.17%) of net terminal income of authorized machines at Lincoln Park, up to a maximum of ten million dollars ($10,000,000) per year, that shall be paid to the Narragansett Indian Tribe for the account of a Tribal Development Fund to be used for the purpose of encouraging and promoting home ownership and improvement; elderly housing; adult vocational training; health and social services; childcare, natural resource protection; and economic development consistent with state law. Provided, however, such distribution shall terminate upon the opening of any gaming facility in which the Narragansett Indians are entitled to any payments or other incentives; and provided, further, any monies distributed hereunder shall not be used for, or spent on, previously contracted debts; and

(6)         Unclaimed prizes and credits shall remit to the general fund of the state; and

(7)         Payments into the state’s general fund specified in subsections (a)(1) and (a)(6) shall be made on an estimated monthly basis. Payment shall be made on the tenth day following the close of the month except for the last month when payment shall be on the last business day.

(b)          Notwithstanding the above, the amounts payable by the division to UTGR related to the marketing program described in the UTGR master contract (as such may be amended from time to time) shall be paid on a frequency agreed by the division, but no less frequently than annually.

(c)          Notwithstanding anything in this chapter 61.2 of this title to the contrary, the director is authorized to fund the marketing program as described in the UTGR master contract.

(d)          Notwithstanding the above, the amounts payable by the division to the licensed, video-lottery retailer who is a party to the Newport Grand Master Contract related to the marketing program described in the Newport Grand Master Contract (as such may be amended from time to time) shall be paid on a frequency agreed by the division, but no less frequently than annually.

(e)          Notwithstanding anything in this chapter 61.2 of this title to the contrary, the director is authorized to fund the marketing program as described in the Newport Grand Master Contract.

(f)          Notwithstanding the provisions of §42-61-15. but subject to §42-61.2-7(h), the allocation of net, table-game revenue derived from table games at Twin River is as follows:

(1)         For deposit into the state lottery fund for administrative purposes and then the balance remaining into the general fund:

(i)          Sixteen percent ( I 6%) of net, table-game revenue, except as provided in §42-61.2-7(f)(l)(ii);

(ii)         An additional two percent (2%) of net, table-game revenue generated at Twin River shall be allocated starting from the commencement of table games activities by such table-game retailer and ending, with respect to such table-game retailer, on the first date that such table-game retailer’s net terminal income for a full state fiscal year is less than such table-game retailer’s net terminal income for the prior state fiscal year, at which point this additional allocation to the state shall no longer apply to such table-game retailer.

(2)         To UTGR, net, table-game revenue not otherwise disbursed pursuant to subsection (f)(1); provided, however, on the first date that such table-game retailer’s net terminal income for a full state fiscal year is less than such table-game retailer’s net terminal income for the prior state fiscal year, as set forth in subsection (f)(l)(ii), one percent (1%) of this net table-game revenue shall be allocated to the town of Lincoln for four (4), consecutive state fiscal years.

(g)          Notwithstanding the provisions of §42-61-15, the allocation of net, table-game revenue derived from table games at the Tiverton facility owned by Twin River-Tiverton is as follows:

(1)         Subject to subsection (g)(2) of this section, one percent (1%) of net, table-game revenue shall be allocated to the town of Tiverton;

(2)         Fifteen and one-half percent (15.5%) of net, table-game revenue shall be allocated to the state first for deposit into the state lottery fund for administrative purposes and then the balance remaining into the general fund; provided however, that beginning with the first state fiscal year that a facility in the town of Tiverton owned by Twin River-Tiverton others patrons video-lottery games and table games for all of such state fiscal year, for that state fiscal year and each subsequent state fiscal year that such Tiverton facility offers patrons video-lottery games and table games for all of such state fiscal year, if the town of Tiverton has not received an aggregate of three million dollars ($3,000,000) in the state fiscal year from net, table-game revenues and net terminal income, combined, generated by such Tiverton facility, then the state shall make up such shortfall to the town of Tiverton out of the state’s percentage of net, table-game revenue set forth in this subsection (g)(2) and net terminal income set forth in subsections (a)(1) and (a)(6): provided further however, if in any state fiscal year either video-lottery games or table games are no longer offered at a facility in the town of Tiverton owned by Twin River-Tiverton, LLC, then the state shall not be obligated to make up the shortfall referenced in this subsection (g)(2); and

(3)         Net, table-game revenue not otherwise disbursed pursuant to subsections (g)(1) and (g)(2) of this section shall be allocated to Twin River-Tiverton.

(h)          Notwithstanding the foregoing §42-61.2-7(l) and superseding that section effective upon the first date that a facility in the town of Tiverton owned by Twin River-Tiverton offers patrons video-lottery games and table games, the allocation of net, table-game revenue derived from table games at Twin River in Lincoln shall be as follows:

(1)         Subject to subsection (h)(2), one percent (1%) of net, table-game revenue shall be allocated to the town of Lincoln:

(2)         Fifteen and one-half percent (15.5%) of net, table-game revenue shall be allocated to the state first for deposit into the state lottery fund for administrative purposes and then the balance remaining into the general fund; provided however, that beginning with the first state fiscal year that a facility in the town of Tiverton owned by Twin River-Tiverton offers patrons video-lottery games and table games for all of such state fiscal year, for that state fiscal year and each subsequent state fiscal year that such Tiverton facility officers patrons video-lottery games and table games for all of such state fiscal year, if the town of Lincoln has not received an aggregate of three million dollars ($3,000,000) in the state fiscal year from net, table-game revenues and net terminal income, combined, generated by the Twin River facility in Lincoln, then the state shall make up such shortfall to the town of Lincoln out of the state’s percentage of net, table-game revenue set forth in this subsection (h)(2) and net terminal income set forth in subsections (a)(1) and (a)(6); provided further however, if in any state fiscal year either video-lottery games or table games are no longer offered at a facility in the town of Tiverton owned by Twin River-Tiverton, LLC, then the state shall not be obligated to make up the shortfall referenced in this subsection (h)(2); and

(3)         Net, table-game revenue not otherwise disbursed pursuant to subsections (h)(l) and (h)(2) shall be allocated to UTGR.

SECTION 3.          Except to the extent amended by this act, the terms, conditions, provisions and definitions of Chapter 322 and 323 of the Public Laws of 2005, Chapter 16 of the Public Laws of 2010, Chapter 151, Article 25 of the Public Laws of 2011, Chapters 289 and 290 of the Public Laws of 2012, Chapter 145, Article 13 of the Public Laws of 2014, Chapter 141, Chapter 11, Section 16-22 of the Public Laws of 2015, and Chapters 005 and 006 of the Public Laws of 2016 (in each case as the more recent law may have amended an earlier law or laws), are hereby incorporated herein by reference and shall remain in full force and effect.

SECTION 4.          Definitions. For the purposes of this act, the following terms shall have the following meanings, and to the extent that such terms are otherwise defined in any provisions of the general or public laws (including but not limited to Chapter 16 of the public Laws of 2010, as amended, and Chapters 005 and 006 of the public laws of 2016), for purposes of this act, those terms are hereby amended to read as follows:

(a)          “Division” means the division of lotteries within the department of revenue and/or any successor as party to the UTGR Master Contract and the Newport Grand Master Contract.

(b)          “Initial Promotional Points Program” means, as to UTGR, that promotional points program authorized in Chapter 16, Section 4(a)(ii) of Part A of the Public Laws of 2010, as amended by Chapter 151, Article 25, Section 8 of the Public Laws of 2011 and by this act. As to Newport Grand, “Initial Points Program” means that promotional points program authorized in Chapter 16, Section 4(a)(ii) of Part B of the Public Laws of 2010, as amended by Chapter 151, Article 25, Section 8 of the Public Laws of 2011 and by this act.

(c)          “Marketing Program” means, as to UTGR, that marketing program set forth in Chapter 16, Section 4(a)(iii) of Part A, of the Public Laws of 2010, as amended by Chapter 151, Article 25, Section 8 of the Public Laws of 2011, and as amended by Chapter 145, Article 13, Section 5 of the Public Laws of 2014, and as amended by Chapters 005 and 006 of the Public Laws of 2016, and as clarified by this act. As to Newport Grant, “Marketing Program” means that marketing program set forth in Chapter 16, Section 4(a)(iii) of Part B of the Public Laws of 2010, as amended by Chapter 151, Article 25, Section 8 of the Public Laws of 2011, and as amended by Chapters 005 and 006 of the Public Laws of 2016, and as clarified by this act.

(d)          “Marketing Year” means the fiscal year of the state.

(e)          “Newport Grand,” when it is referring to a legal entity, means Premier Entertainment II, LLC and is permitted successors and assigns under the Newport Grand Master Contract. “Newport Grand,” when it is referring to a gaming facility, means Newport Grand Slots, located at 150 Admiral Kalbfus Road, Newport, Rhode Island, unless and until state-operated video lottery games are no longer offered at such facility in Newport and state-operated video-lottery games are offered at a facility owned by Twin River-Tiverton located in Tiverton, Rhode Island, at which time “Newport Grand” shall mean such Tiverton facility.

(f)          “Newport Grand Division Percentage” means for any Marketing Year, the Division’s percentage of net terminal income derived from video lottery terminals located at the Newport Grand facility as set forth in §42-61.2-7.

(g)          “Newport Grand Master Contract” means that certain Master Video Lottery Terminal Contract made as of November 23, 2005 by and between the Division and Newport Grand, as amended and/or assigned from time to time in accordance with its terms.

(h)          “Prior Marketing Year” means the prior state fiscal year.

(i)          “Promotional Points” means the promotional points issued pursuant to any free play or other promotional program operated by the Division at a licensed video lottery terminal facility (including, without limitation, the Initial Promotional Points Program and Supplementary Promotional Points Program as to UTGR and the Initial Promotional Points Program and Supplementary Promotional Points Program as to Newport Grand), which may be downloaded to a video lottery terminal by a player. Promotional Points are provided to customers and prospective customers for no monetary charge. Customer registration may be required.

(j)          “Promotional Points Program” means, as to UTGR, the Initial Promotional Points Program or Supplementary Promotional Points Program applicable to UTGR and as to Newport Grand, the Initial Promotional Points Program or Supplementary Promotional Points Program applicable to Newport Grand.

(k)          “Supplementary Promotional Points Program” means that promotional points program authorized in Section 8 as to Twin River and Section 9 as to Newport Grand, of Chapter 289 and 290 of the Public Laws of 2012.

(l)          “Twin River-Tiverton” means Twin River-Tiverton, L.L.C., a Delaware Limited Liability Company. References herein to “Twin River-Tiverton” shall include its permitted successors and assigns.

(m)          “UTGR” has the meaning given that term in Chapter 16 of the Public Laws of 2010, Part A, Section 2(n).

(n)          “UTGR Division Percentage” means for any Marketing Year, the Division’s percentage of net terminal income derived from video lottery terminals located at the Twin River facility as set forth in §43-61.2-7.

(o)          “UTGR Master Contract” means that certain Master Video Lottery Terminal Contract made as of July 18, 2005 by and between the Division, the Department of Transportation and UTGR, as amended and/or assigned from time to time in accordance with its terms.

SECTION 5.          Authorized Procurement of Sixth Amendment to the UTGR Master Contract. Notwithstanding any general or public law, regulation or rule to the contrary, within ninety (90) days of the enactment of this act, the Division is hereby expressly authorized, empowered and directed to enter into with UTGR a Sixth Amendment to the UTGR Master Contract as described in this section 5, to become effective April 1, 2017;

(a)          Amendment to UTGR Supplementary Promotional Points Program.

(1)         The Supplementary Promotional Points Program applicable to Twin River, which is in addition to the Initial Promotional Points Program, shall be amended so that UTGR may distribute to customers and prospective customers Promotional Points of up to but not more than sixteen percent (16%) of Twin River net terminal income for the Prior Marketing Year. For avoidance of doubt, as a result of the foregoing amendment, the approved amount of Promotional Points that may be distributed by UTGR pursuant to the Initial and Supplementary Promotional Points Program, in the aggregate, may be up to but not more than twenty percent (20%) of the amount of net terminal income of Twin River for the Prior Marketing Year, plus an additional seven hundred fifty thousand dollars ($750,000), subject however, to subsections (a)(3) and (a)(4) below. The terms and conditions of the Initial and Supplementary Promotional Points Programs applicable to Twin River shall be established from time to time by the Division, and such terms and conditions shall include, without limitation, a State fiscal year audit of the program, the cost of which audit shall be borne by UTGR.

(2)         For the avoidance of doubt, the foregoing supersedes and replace the provisions of the UTGR Master Contract as established by Chapter 016, Section 4(a)(ii) of Part A of the public laws of 2010, as amended pursuant to Chapter 151, Article 25, Section 8 of the Public Laws of 2011.

(3)         Notwithstanding the foregoing or anything in the general or public laws to the contrary, the amendment to the UTGR Master Contract shall provide that nothing shall prohibit UTGR, with prior approval from the Division, from spending additional funds on the Initial and/or Supplementary Promotional Points Programs (i.e., distributing to customers and prospective customers Promotional Points in amounts in excess of the amounts initially-approved by the Division with respect to the Initial and/or Supplementary Promotional Points Program), even if such additional amounts exceed four percent (4%) of Twin River net terminal income for the Prior Marketing Year plus seven hundred fifty thousand dollars ($750,000) in regard to the initial Promotional Points Program for Twin River, or exceed sixteen percent (16%) of Twin River net terminal income for the Prior Marketing Year in regard to the Supplementary Promotional Points Program for Twin River, or exceed twenty percent (20%) of Twin River net terminal income for the Prior Marketing Year plus seven hundred fifty thousand dollars ($750,000) in regard to the Twin River Initial and Supplementary Promotional Points Programs in the aggregate; provided however, that the expense of any such additional spending on Promotional Points shall be borne by UTGR, subject to subsection (a)(4) below.

(4)         Notwithstanding any prior public or general law, rule, regulation or policy to the contrary, UTGR shall remit to the Division the amount of any funds spent by UTGR in excess of the amounts initially-approved by the Division with respect to the Initial and/or Supplementary Promotional Points Programs – i.e., distributions to customers and prospective customers of Promotional Points in excess of the amounts initially-approved by the Division for the Initial and/or Supplementary Promotional Points Program, all pursuant to subsection (a)(3) above – and the Division shall distribute such funds to the entities (including UTGR) entitled to a portion (or percent) of net terminal income generated at Twin River pursuant to §42-61.2-7 of the Rhode Island General Laws, paying to each such entity (including UTGR) that portion of the funds that is equal to it portion (or percent) of net terminal income generated at Twin River as set forth in §42-61.2-7 of the Rhode Island General Laws.

(b)          Except to the extent amended and/or clarified pursuant to subsection (a) above, the terms, provisions and conditions of the UTGR Master Contract, including without limitation those terms, provisions and conditions relating to the Initial Promotion Points Program, the Supplementary Promotional Points Program and the Marketing Program shall remain in full force and effect. If there is a conflict between any provisions of the UTGR Master Contract and this act, the provisions of this act control.

SECTION 6. Authorized Procurement of Sixth Amendment to the Newport Grand Master Contract. Notwithstanding any general or public law, regulation or rule to the contrary, within ninety (90) days of the enactment of this act, the Division is hereby expressly authorized, empowered and directed to enter into with Newport Grand a Sixth Amendment to the Newport Grand Master Contract as described in this section 6, to become effective April 1, 2017, except the amendment made pursuant to subsection (b) below shall take effect pursuant to its terms:

(a)          Amendment to Newport Grand Supplementary Promotional Points Program.

(1)         The Supplementary Promotional Points Program applicable to Newport Grand, which is in addition to the Initial Promotional Points Program, shall be amended so that Newport Grand may distribute to customers and prospective customers Promotional Points up to but not more than sixteen percent (16%) of Newport Grand net terminal income for the Prior Marketing Year. For avoidance of doubt, as a result of the foregoing amendment, the approved amount of Promotional Points that may be distributed by Newport Grand pursuant to the Initial and Supplementary Promotional Points Programs, in the aggregate, may be up to but not more than twenty percent (20%) of the amount of net terminal income of Newport Grand for the Prior Marketing Year, plus an additional seven hundred fifty thousand dollars ($750,000), subject however, to subsections (a)(3) and (a)(4) below. The terms and conditions of the Initial and Supplementary Promotional Points Programs applicable to Newport Grand shall be established from time to time by the Division, and such terms and conditions shall include, without limitation, a State fiscal year audit of the program, the cost of which audit shall be borne by Newport Grand.

(2)         For the avoidance of doubt, the foregoing supersedes and replaces the provisions of the Newport Grand Master Contract as established by Chapter 016, Section 4(a)(ii) of Part B of the public laws of 2010, as amended pursuant to Chapter 151, Article 25, Section 8 of the Public Laws of 2011.

(3)         Notwithstanding the foregoing or anything in the general or public laws to the contrary, the amendment to the Newport Grand Master Contract shall provide that nothing shall prohibit Newport Grand, with prior approval from the Division, from spending additional funds on the Initial and/or Supplementary Promotional Points Programs (i.e., distributing to customers and prospective customers Promotional Points in amounts in excess of the amounts initially-approved by the Division with respect to the Initial and/or Supplementary Promotional Points Program), even if such additional amounts exceed four percent (4%) of Newport Grand net terminal income for the Prior Marketing Year plus seven hundred fifty thousand dollars ($750,000) in regard to the Initial Promotional Points Program for Newport Grand, or exceed sixteen percent (16%) of Newport Grand net terminal income for the Prior Marketing Year in regard to the Supplementary Promotional Points Program for Newport Grand, or exceed twenty percent (20%) of Newport Grand net terminal income for the Prior Marketing Year plus seven hundred fifty thousand dollars ($750,000) in regard to the Newport Grand Initial and Supplementary Promotional Points Programs in the aggregate; provided however, that the expense of any such additional spending on Promotional Points shall be borne by Newport Grand, subject to subsection (a)(4) below.

(4)         Notwithstanding any prior public or general law, rule, regulation or policy to the contrary, Newport Grand shall remit to the Division the amount of funds spent by Newport Grand in excess of the amounts initially-approved by the Division with respect to the Initial and/or Supplementary Promotional Points Programs – i.e., distributions to customers and prospective customers of Promotional Points in excess of the amounts initially-approved by the Division for the Initial and/or Supplementary Promotional Points Program, all pursuant to subsection (a)(3) above – and the Division shall distribute such funds to the entities (including Newport Grand) entitled to a portion (or percent) of net terminal income generated at Newport Grand pursuant to §42-61.2-7 of the Rhode Island General Laws, paying to each such entity (including Newport Grand) that portion of the funds that is equal to its portion (or percent) of net terminal income generated at Newport Grand as set forth in §42-61.2-7 of the Rhode Island General Laws.

(b)          Amendment to conform Newport Grand Master Contract to amendment to §42-61.2-7 of the Rhode Island General Laws. The Newport Grand Master Contract shall be amended to conform that contract to the amendments made by section 2 of this act to §42-61.2-7 of the Rhode Island General Laws. More specifically, the Newport Grand Master Contract shall be amended such that the last sentence of Section 3.1 of the Fourth Amendment to the Newport Grand Master Contract (dated July 14, 2015), shall read as follows, or with the following effect: “The increase in rate of net terminal income payable to Newport Grand provided for in this Section 3.1 shall sunset and expire upon the commencement of the operation of casino gaming at Twin River-Tiverton’s facility located in the town of Tiverton, and the rate in effect as of June 30, 2013 shall be reinstated, and payable to the licensed entity hosting the casino gaming at such facility.”

(c)          Except to the extent amended and/or clarified pursuant to subsections (a) and (b) above, the terms, provisions and conditions of the Newport Grand Master Contract, including without limitation those terms, provisions and conditions relating to the Initial Promotion Points Program, the Supplementary Promotional Points Program and the Marketing Program, shall remain in full force and effect. If there is a conflict between any provision of the Newport Grand Master Contract and this act, the provisions of this act control.

EXHIBIT 2

SEVENTH AMENDMENT TO MASTER CONTRACT

THIS SEVENTH AMENDMENT TO MASTER CONTRACT (this “Amendment Agreement”) is made and entered into as of the 1st day of July, 2017 (the “Amendment Effective Date”) by and between the STATE LOTTERY DIVISION OF THE STATE OF RHODE ISLAND DEPARTMENT OF REVENUE, an agency of the State of Rhode Island (formerly the State Lottery Division of the State of Rhode Island Department of Administration and successor-in-interest to the Rhode Island Lottery, a Rhode Island state agency) having a mailing address of 1425 Pontiac Avenue, Cranston, Rhode Island 02920 (the “Division”), and IGT GLOBAL SOLUTIONS CORPORATION, a Delaware corporation formerly !mown as GTECH Corporation having a mailing address of IGT Center, 10 Memorial Boulevard, Providence, Rhode Island 02903-1160 (“IGT”).

WITNESSETH:

WHEREAS, the Division and IGT are parties to that certain Master Contract elated as of May 12, 2003 (the “Original Master Contract”); as modified by a letter dated November 3, 2003 from the Division to IGT; as modified by a Waiver and Release Agreement dated as of May 5, 2005 by IGT in favor of the Division; as amended by a First Amendment to Master Contract dated as of July 3 I, 2006; as modified by a letter agreement dated August 30, 2007; as modified by a letter agreement dated September 28, 2007; as modified by a waiver letter dated December 18, 2007 by IGT to the Division; as amended by a Second Amendment to Master Contract dated as of July 14, 2008 (as modified by a Letter Agreement Amendment with respect to Second Amendment to Master Contract dated May 10, 2010 (effective as of April 25, 2010)); as modified by a letter agreement dated August 27, 2008; as amended by a Third Amendment to Master Contract dated as of August 15, 2009; as amended by a Fourth Amendment to Master Contract dated as of April 26, 2011; as modified by a Letter Agreement dated November 20, 2012; as modified by a Letter Agreement dated March 28, 2013; as amended by a Fifth Amendment to Master Contract dated July 31, 2014 (the “Fifth Amendment Agreement”); and as amended by a Sixth Amendment to Master Contract dated as of June 30, 2016 (the Original Master Contract, as modified and amended, is referred to herein as the “Master Contract”); and

WHEREAS, the parties hereto desire to amend the Master Contract as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Additional Definitions.

(a)          The following definition of 2017 Budget Act is .added to Section 1.1 of the Master Contract before the definition of Agreement Year;

“2017 Budget Act” means “An Act Relating to Making Appropriations for the Support or the State for the Fiscal Year ending June 30, 2018” (2017 – H 5175 Substitute A, as amended) enacted by the General Assembly and signed into law on August 3, 2017 by the Governor of the State.

(b)          Effective as of the Amendment Effective Date, the following definition of Marketing Year is added to Section 1.1 of the Master Contract after the definition of Licensed Product:

“Marketing Year” means, in accordance with Section 4(d) of Article 8 of the 2017 Budget Act, the fiscal year of the State.

(c)          Effective as of the Amendment Effective Date, the following definition of Prior Marketing Year is added to Section 1.1 of the Master Contract after the definition of On-Line Game:

“Prior Marketing Year” means, in accordance with Section 4(h) of Article 8 of the 2017 Budget Act, the prior fiscal year of the State.

(d)          Effective as of the Amendment Effective Date, the following definitions of Promotional Points Program and Promotional Points Programs are added to Section 1.1 of the Master Contract after the definition of Promotional Points (which definition was added pursuant to Section l(e) of the Fifth Amendment Agreement):

“Promotional Points Program” means, in accordance with Section 4(i) of Article 8 of the 2017 Budget Act, as to the Lincoln VLT Facility, the Initial Promotional Points Program or Supplementary Promotional Points Program applicable to the Lincoln VLT Facility, and as to the Newport VLT Facility or the Tiverton VLT Facility (as applicable), the Initial Promotional Points Program or Supplementary Promotional Points Program applicable to the Newport VLT Facility or the Tiverton VLT Facility (as applicable).

“Promotional Points Programs” means each Initial Promotional Points Program and each Supplementary Promotional Points Program.

(e)          Effective as of the Amendment Effective Date, the following definition of Tiverton VLT Facility is added to Section 1.1 of the Master Contract after the definition of Term:

“Tiverton VLT Facility” means the gaming facility to be located in the Town of Tiverton, Rhode Island, at the intersection of William S. Canning Boulevard and Stafford Road, known as “Tiverton Casino”.

(f)          Effective as of the Amendment Effective Dale, the following definitions of VLT Facilities and VLT Facility are added to Section 1.1 of the Master Contract after the definition of Video Lottery Terminal and VLT:

“VLT Facilities” means (i) the Lincoln VLT Facility (until the Division commences operating video lottery games at the Tiverton VLT Facility) and (ii) collectively, the Lincoln VLT Facility and the Tiverton VLT Facility (once the Division commences operating video lottery games at such facility).

“VLT Facility” means (i) the Lincoln VLT Facility (until the Division commences operating video lottery games at the Tiverton VLT Facility) and (ii) as the context requires, the Lincoln VLT Facility or the Tiverton VLT Facility (once the Division commences operating video lottery games at such facility).

2.          Amended Definitions.

(a)          Effective as of the Amendment Effective Date, the definition of Initial Promotional Points Program (added pursuant to Section 1(b) of the Fifth Amendment Agreement) is amended in its entirety to read as follows:

“Initial Promotional Points Program” means, in accordance with Section 4(b) of Article 8 of the 2017 Budget Act, as to the Lincoln VLT Facility, that promotional points program authorized in Chapter 16, Section 4(a)(ii) of Part A of the Public Laws of 2010, as amended by Chapter 151, Article 25, Section 8 of the Public Laws of 2011 and Article 8, Section 5 of the 2017 Budget Act, and, as to the Newport VLT Facility and the Tiverton VLT Facility (as applicable), that promotional points program authorized in Chapter 16, Section 4(a)(ii) of Part B of the Public Laws of 2010, as amended by Chapter 151, Article 25, Section 8 of the Public Laws of 2011 and by Article 8, Section 6 of the 2017 Budget Act.

(b)          Effective as of the Amendment Effective Date, the definition of Promotional Points (which was added pursuant to Section l(e) of the Fifth Amendment Agreement) is amended in its entirety to read as follows:

“Promotional Points” means, in accordance with Section 4(i) of Article 8 of the 2017 Budget Act, the promotional points issued pursuant to any free play or other promotional program operated by the Division at a licensed video lottery terminal facility (including, without limitation, the Initial Promotional Points Program and Supplementary Promotional Points Program as to the Lincoln VLT Facility and the Initial Promotional Points Program and Supplementary Promotional Points Program as to the Newport VLT Facility or the Tiverton VLT Facility (as applicable)), which may be downloaded to a video lottery terminal by a player. Promotional Points are provided to customers and prospective customers for no monetary charge, Customer registration may be required.

(c)          Effective as of the Amendment Effective Date, the definition of Supplementary Promotional Points Program (which was added pursuant to Section l(t) of the Fifth Amendment Agreement) is amended in its entirety to read as follows:

“Supplementary Promotional Points Program” means, in accordance with Section 4(k) of Article 8 of the 2017 Budget Act, that promotional points program authorized in Section 8 as to the Lincoln VLT Facility and Section 9 as to the Newport VLT Facility or the Tiverton VLT facility (as applicable), of Chapters 289 and 290 of the Public Laws of 2012.

3.          Other Amendments. Section 2.5 of the Master Contract is amended in its entirety to read as follows:

2.5           The term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire on the Expiration Date.1

4.          Agreements.

(a)          For the period commencing on or before the date which is one (1) month following the date this Amendment Agreement is executed by the Division and IGT and expiring on the Expiration Date, IGT shall deploy a sufficient number of premium IGT VLTs (each a “Premium VLT”) at the VLT Facilities for a sufficient number of days so that the compensation payable by the Division to IGT pursuant to Section 4(c) equals:

(i)          for the period commencing on the date on which IGT deploys the first Premium VLT and expiring on June 30, 2018, the product of (A) $500,000 and (B) the ratio of the number of clays in the period commencing on the date on which IGT deploys the first Premium VLT and expiring on June 30, 2018 to 365; and

(ii)         for the period commencing on July 1, 2018 and expiring on the Expiration Date, $500,000 per Marketing Year.

(b)          With respect to any period of time commencing on or subsequent to the Amendment Effective Date, TGT hereby waives any and all rights, remedies, claims and causes of action whether sounding in contract, tort or otherwise, against the Division arising from or in connection with any of the Promotional Points Programs for the VLT Facilities; provided, however, that IGT reserves all rights, remedies, claims and causes of action, whether sounding in contract, tort or otherwise, against the Division arising from or in connection with any issuance of Promotional Points pursuant to any of the Promotional Points Programs for a VLT Facility in a Marketing Year in excess of the sum of (x) twelve and one half percent (12.5%) of the amount of Net Terminal Income of such VLT Facility for the Prior Marketing Year and (y) $750,000.

(c)          The Division shall compensate IGT at the applicable daily rate for each day each Premium VLT is deployed by IGT at a VLT Facility pursuant to Section 4(a) in addition to the compensation payable by the Division to IGT pursuant to the VLT Agreement and the Video Lottery Agreement on the same schedule as such compensation is payable to IGT. The current applicable daily rates for the current tiers of Premium VLTs are set forth in the table attached hereto as Schedule A (the “Premium VLT Tier and Rate Table”). IGT certifies to the Division that the daily rates set forth in the Premium VLT Tier and Rate Table for the Premium VLTs deployed by IGT are the normal and customary daily rates charged by IGT to US customers which are not eligible for volume discounts for such products. The Division agrees that IGT shall have the right, upon ninety (90) days written notice to the Division, to revise the Premium VLT Tier and Rate Table from time to lime to reflect IGT’s normal and customary Premium VLTs, the tiers of Premium VLTs and the applicable daily rates for the tiers. By submitting a revised Premium VLT Tier and Rate Table, IGT shall be deemed to have certified to the Division that the daily rates set forth in the revised Premium VLT Tier and Rate Table for the Premium VLTs deployed by IGT are the normal and customary daily rates charged by IGT to US customers which are not eligible for volume discounts for such products. If the Division questions the accuracy of any certification made by IGT pursuant to this Section 4(c) in good faith, then the parties agree to discuss the provision of evidence by IGT to the Division that such certification is accurate in good faith.

1 The definition of Expiration Date was added to Section 1.1 of the Master Contract pursuant to Section I (a) of the Fifth Amendment Agreement and defined as June 30, 2023.

(d)          IGT and the Division may agree in writing that additional Promotional Points may be issued pursuant to a Promotional Points Program for a VLT Facility in excess of the sum of (x) twelve and one half percent (12.5%) of the amount of Net Terminal Income of such VLT Facility for the Prior Marketing Year and (y) $750,000 but not in excess of the sum of (x) fifteen percent (15%) of the amount of Net Terminal Income of such VLT Facility for the Prior Marketing Year and (y) $750,000. If IGT and the Division so agree, then:

(i)          for the period commencing on or before the date which is three (3) months following the date on which IGT and the Division so agree and expiring on the Expiration Date, IGT shall deploy a sufficient number of additional Premium VLTs at the VLT Facilities for a sufficient number of days so that the compensation payable by the Division to IGT pursuant to Section 4(d)(iii) equals;

(A)         the product of (1) $500,000, (2) the ratio of the number of days in the period commencing on the date 011 which IGT deploys the first additional Premium VLT (the “Additional VLT Deployment Date”) and expiring on the June 30 following the Additional VLT Deployment Date to 365 and (3) the ratio of the difference between the maximum rate at which Promotional Points may be issued expressed as a percentage of the amount of Net Terminal Income of each VLT Facility for the Prior Marketing Year and twelve and one half percent (12.5%) to two and one-half percent (2.5%) (for the period commencing on the Additional VLT Deployment Date and expiring on the June 30 following the Additional VLT Deployment Date); and

(B)         the product of (1) $500,000 and (2) the ratio of the difference between the maximum rate at which Promotional Points may be issued expressed as a percentage of the amount of Net Terminal Income of each VLT Facility for the Prior Marketing Year and twelve and one half percent (12.5%) to two and one-half percent (2.5%) per Marketing Year (for the period commencing on the July l following the Additional VLT Deployment Date and expiring on the Expiration Date);

(ii)         IGT shall be deemed to waive any and all rights, remedies, claims and causes of action whether sounding in contract, tort or otherwise, against the Division arising from or in connection with any of the Promotional Points Programs for the VLT Facilities; provided, however, that IGT shall be deemed to have reserved all rights, remedies, claims and causes of action, whether sounding in contract, tort or otherwise, against the Division arising from or in connection with any issuance of Promotional Points pursuant to any of the Promotional Points Programs for a VLT Facility in a Marketing Year in excess of the sum of (x) fifteen percent (15%) of the amount of Net Terminal Income of such VLT Facility for the Prior Marketing Year and (y) $750,000; and

(iii)        the Division shall compensate IGT at the applicable daily rate for each day each additional Premium VLT is deployed by IGT at a VLT Facility pursuant to Section 4(d)(i) in addition to the compensation payable by the Division to IGT pursuant to Section 4(c), the VLT Agreement and the Video Lottery Agreement on the same schedule as such compensation is payable to IGT.

(e)          For the Marketing Year in which the Division commences operating video lottery games at the Tiverton VLT Facility, the amount of Net Terminal Income of the Tiverton VLT Facility for the Prior Marketing Year shall be deemed to equal:

(i)          the product of (A) the ratio of the amount of Net Terminal Income of the Tiverton VLT Facility for such Marketing Year to the number of days that the Division has operated video lottery games at the Tiverton VLT Facility dmi.ng such Marketing Year and (B) 365 (if the Division commenced operating video lottery games at the Tiverton VLT Facility before April 1 of such Marketing Year); or

(ii)         fifty percent (50%) of the sum of the amount of Net Terminal Income of the Newport VLT Facility for the Prior Marketing Year and the amount of Net Terminal Income of the Lincoln VLT Facility for the Prior Marketing Year (if the Division commenced operating video lottery games at the Tiverton VLT Facility on or after April 1 of such Marketing Year).

5.          No Third Party Beneficiaries. This Amendment Agreement and the Master Contract, as amended hereby, do not confer any rights or remedies on any person other than the parties hereto,

6.          Miscellaneous. Except as modified hereby, the Master Contract and all other amendments and modifications thereof shall remain in full force and effect and are hereby ratified and confirmed. This Amendment Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A party’s delivery of the signature page of this Amendment Agreement executed on behalf of such party in .pdf format shall have the same force and effect as such party’s delivery of an original of the signature page of this Amendment Agreement executed on behalf of such party.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the Amendment Effective Date.

STATE LOTTERY DIVISION OF THE STATE OF RHODE ISLAND DEPARTMENT OF REVENUE

	By:	/s/ Gerald S. Aubin
Gerald S. Aubin,
Date: February 6, 2018		Director

IGT GLOBAL SOLUTIONS CORPORATION

	By:	/s/ Joseph S. Gendron
Joseph S. Gendron,
Date: February 5, 2018		Chief Operating Officer - Lottery

SCHEDULE A

Premium VLT Tier and Rate Table as of July 31. 2017

Tier	Example(s)	Daily Rate

1	Wheel of Fortune 3D	$80
2	Wheel of Fortune - SAVP/CW/Duo	$75
	Standard 3D Product - Vid/Reels
3	Crystal Curve Ultra – Ellen/Voice	$70
4	Crystal Curve Product Line	$60
5	Crystal Core Products	$55
	Crystal Dual + Stepper - Marilyn/ TD
	MLP S3000
	MLP Video on Crystal Dual/Slant
	Duo Video
6	G23 32”	$45
	MaxVusion